UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant [X] Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

AYRO, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AYRO, Inc.
900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664
Telephone: (512) 994-4917

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 17, 2020

Explanatory Note: This proxy statement supplement dated December 4, 2020 supplements the definitive proxy statement on Schedule 14A (together with subsequent supplements, the “Proxy Statement”) of AYRO, Inc. (the “Company”) dated November 9, 2020 and made available to stockholders in connection with the annual meeting of stockholders to be held on December 17, 2020 (the “Annual Meeting”). Except as specifically supplemented by the information contained in this supplement and in the proxy statement supplement dated November 23, 2020, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

Appointment of Proxy Solicitor

We have retained Kingsdale Shareholder Services, U.S., Inc. (“Kingsdale”) to assist in soliciting proxies on our behalf in connection with the Annual Meeting. We have agreed to pay Kingsdale a fee of $13,100 for these services, plus reimbursement for certain out-of-pocket expenses. We will bear all proxy solicitation costs. If stockholders need assistance with casting or changing their vote, they should contact our proxy solicitor, Kingsdale, at (646) 651-1640.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 17, 2020:

This supplement, the Proxy Statement, our official notice of Annual Meeting of Stockholders and the Company’s 2019 Annual Report to stockholders are available at www.proxyvote.com.